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EXHIBIT 10.8

AMENDED TERM NOTE

Due: September 1, 2004

TERM NOTE
USANA HEALTH SCIENCES, INC.

$8,000,000.00	Dated: March 26, 2001 Seattle, Washington

    USANA HEALTH SCIENCES, INC., a Utah corporation ("Borrower") unconditionally promises to pay to the order of Bank of America, N.A. ("Bank"), at its Commercial Banking office, on or before September 1, 2004, in immediately available funds, the principal sum of Eight Million and No/100 Dollars ($8,000,000.00), plus interest. Interest under this Note shall accrue on the daily unpaid principal balance from the date of this Note in accordance with the terms, conditions, and definitions of Exhibit A attached, which are incorporated herein.

    This Note is governed by and shall be construed in accordance with the laws of the State of Washington. This Note is also governed by the Credit Agreement dated March 26, 2001, between Bank and Borrower (the "Agreement"), and all terms, conditions, and definitions of the Agreement are incorporated herein. This Note amends, restates and continues that certain Revolving Note made by Borrower in favor of Bank dated September 20, 1999 in the amount of $10,000,000 (as amended from time to time, the "Prior Note"). The indebtedness evidenced by the Prior Note has not been repaid, satisfied or discharged and nothing herein shall constitute a repayment, satisfaction or discharge of such indebtedness. This is the "Term Note" referred to in the Agreement.

    Borrower shall pay all accrued interest under this Note on each Interest Payment Date until the maturity date of this Note. Principal of this Note shall be repaid in quarterly installments as follows (a) four installments of $500,000 each commencing on March 1, 2002 and continuing the first Business Day of the following June, September and December and (b) seven installments of $857,143 each commencing on March 3, 2003 and continuing thereafter on first Business Day of each June, September, December and March. Any prepayments of principal under this Note shall be applied to installments of principal due under this Note in inverse order of their maturities. All unpaid principal and accrued but unpaid interest shall be due and payable in full on September 1, 2004.

    If at any time in connection with this Note Borrower and Bank enter into a "Swap Contract" as such term is defined in the Agreement, and if as a consequence the quarterly installment payments under this Note will change, then unless otherwise agreed to in writing, this Note shall thereafter be repaid in quarterly installments, due on the first Business Day of each December March, June, and September until the maturity date of this Note, equal to the sum of (a) accrued interest, computed as provided herein, to the due date of the quarterly payment, plus (b) quarterly principal payments in the amounts set forth in a schedule (the "Principal Payment Schedule") to be prepared by Bank and delivered to Borrower after the Swap Contract has been entered into. The Principal Payment Schedule shall be deemed incorporated into and a part of this Note.

    All conversions between the interest rate options, and all payments of principal and interest, may be reflected on a schedule or a computer-generated statement which shall be come a part hereof. Bank is authorized to automatically debit each required installment of interest from Borrower's checking account number 68504810 at Bank, or such other deposit account at Bank as Borrower may authorize in the future.

    If a "Default" shall occur as such term is defined in the Agreement, interest shall accrue, at the option of the holder of this Note, from the date of Default, at a floating rate per annum three percent (3%) above the Prime Rate, as the Prime Rate may vary from time to time, and the entire unpaid principal amount of this Note, together with all accrued interest, shall become immediately due and payable at the option of the holder hereof.

    Borrower hereby waives presentment, demand, protest, and notice of dishonor hereof. Each party signing or endorsing this Note signs as maker and principal, and not as guarantor, surety, or accommodation party; and is estopped from asserting any defense based on any capacity other than maker or principal.

    ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, TO EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

USANA HEALTH SCIENCES, INC.
By:	/s/ GILBERT A. FULLER Gilbert A. Fuller, Senior Vice President & CFO

Exhibit A
INTEREST PROVISIONS

Article 1: Definitions

    All terms defined below shall have the meaning indicated:

    1.1  Adjusted LIBOR Rate shall mean for any day that per annum rate equal to the sum of (a) the Margin, (b) the Assessment Rate, and (c) the quotient of (i) the LIBOR Rate was determined for such day, divided by (ii) the Reserve Adjustment. The Adjusted LIBOR Rate shall change with any change in the LIBOR Rate on the first day of each Interest Period and on the effective date of any change in the Assessment Rate or Reserve Adjustment.

    1.2  Agreement shall mean the Credit Agreement dated as of March 26, 2001, between Borrower and Bank, including all amendments thereto and restatements thereof.

    1.3  Assessment Rate shall mean as of any day the minimum annual percentage rate established by the Federal Deposit Insurance Corporation (or any successor) for the assessment due from members of the Bank Insurance Fund (or any successor) in effect for the assessment period during which said day occurs based on deposits maintained at such members' offices located outside of the United States. In the event of a retroactive reduction in the Assessment Rate after a commencement of any Interest Period, Bank shall not retroactively adjust as to such Interest Period any interest rate calculated using the Assessment Rate.

    1.4  Bank shall mean the holder of the Note.

    1.5  Borrower shall mean the maker of the Note.

    1.6  Business Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in Seattle, Washington, are authorized or required by law to close.

    1.7  Commencement Date shall mean the first day of any Interest Period as requested by Borrower.

    1.8  Floating Rate shall mean the Prime Rate per annum plus the Margin.

    1.9  Floating Rate Loans shall mean those portions of principal of the Note accruing interest at the Floating Rate.

    1.10  Interest Payment Date shall mean (a) the first Business Day of each month for Floating Rate Loans, (b) the last day of the Interest Period as to LIBOR Rate Loans with Interest Periods of three months or less, (c) as to LIBOR Rate Loans with Interest Periods of more than three months, on the day which is three months after the Commencement Date and the last day of the Interest Period, and (d) upon maturity of this Note, including maturity by acceleration.

    1.11  Interest Period shall mean the period commencing on the date of any conversion to an Adjusted LIBOR Rate and ending on any date thereafter as selected by Borrower, subject to the restrictions of Section 2.3. If any Interest Period would end on a day which is not a Business Day, the Interest Period shall be extended to the next succeeding Business Day.

    1.12  LIBOR Rate shall mean for any Interest Period the per annum rate for U.S. Dollar deposits for a period equal to the Interest Period appearing on the display designated as "Page 3750" on the Telerate Service (or such other page on that service or such other service designated by the British Banker's Association for the display of that Association's Interest Settlement Rates for U.S. Dollar deposits) as of 11:00 a.m., London time, on the day which is two London Banking Days prior to the first day of the Interest Period. If there is no period equal to the Interest Period on the display, the LIBOR Rate shall be determined by straight-line interpolation to the nearest month (or week or day if expressed in weeks or days) corresponding to the Interest Period between the two nearest neighboring periods on the display.

    1.13  LIBOR Rate Loans shall mean those portions of principal of the Note accruing interest at the Adjusted LIBOR Rate.

    1.14  London Banking Day shall mean any day other than a Saturday, Sunday, or other day on which commercial banks in London, England, are authorized or required by law to close.

    1.15  Margin shall have the meaning given in the Agreement.

    1.16  Note shall mean the promissory note to which this exhibit is attached.

    1.17  Prime Rate shall mean the rate of interest publicly announced from time to time by Bank as its "Prime Rate." The Prime Rate is set based on various factors, including Bank's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Prime Rate.

    1.18  Reserve Adjustment shall mean as of any day the remainder of one minus that percentage (expressed as a decimal) which is the highest of any such percentages established by the Board of Governors of the Federal Reserve System (or any successor) for required reserves (including any emergency, marginal, or supplemental reserve requirement) regardless of the aggregate amount of deposits with said member bank and without benefit of any possible credit, proration, exemptions, or offsets for time deposits established at offices of member banks located outside of the United States or for eurocurrency liabilities, if any.

Article 2: Interest Rate Options

    2.1  Interest Rate and Payment Date. The Note shall bear interest from the date of advance on the unpaid principal balance outstanding from time to time at the Floating Rate or Adjusted LIBOR Rate as selected by Borrower and all accrued interest shall be payable in arrears on each Interest Payment Date.

    2.2  Procedure. Borrower may, by 11:30 a.m., Pacific time, on any London Banking Day two London Banking Days before a Commencement Date, request Bank to give an Adjusted LIBOR Rate quote for a specified loan amount and Interest Period. Bank will then quote to Borrower the available Adjusted LIBOR Rate. Borrower shall have one hour from the time of the quote to elect an Adjusted LIBOR Rate by giving Bank irrevocable notice of such election.

    2.3  Restrictions. Each Interest Period shall be one, two, three or six months. In no event shall an Interest Period extend beyond the maturity date of the Note. The minimum amount of a LIBOR Rate Loan shall be $100,000.

    2.4  Prepayments. If Borrower prepays all or any portion of a LIBOR Rate Loan prior to the end of an Interest Period, there shall be due at the time of any such prepayment the Prepayment Fee, determined in accordance with Exhibit 1 attached to the Note. Floating Rate Loans may be prepaid on any Business Day, without premium or penalty.

    2.5  Reversion to Floating. The Note shall bear interest at the Floating Rate unless an Adjusted LIBOR Rate is specifically selected. At the termination of any Interest Period each LIBOR Rate Loan shall revert to a Floating Rate Loan unless Borrower directs otherwise pursuant to Section 2.2.

    2.6  Inability to Participate in Market. If Bank in good faith cannot participate in the Eurodollar market for legal or practical reasons, there shall be no Adjusted LIBOR Rate option. Bank shall notify Borrower of and when it again becomes legal or practical to participate in the Eurodollar market, at which time the Adjusted LIBOR Rate option shall resume being an interest rate option.

    2.7  Costs. Borrower shall reimburse Bank for all costs, taxes, and expenses, and defend and hold Bank harmless for any liabilities, which Bank may incur as a consequence of any changes in the cost of participating in, or in the laws or regulations affecting, the Eurodollar market, including any additional reserve requirements, except to the extent such costs are already calculated into the Adjusted LIBOR Rate. This covenant shall survive the payment of the Note.

    2.8  Basis of Quotes. Borrower acknowledges that Bank may or may not in any particular case actually match-fund a LIBOR Rate Loan. FDIC assessments, and Federal Reserve Board reserve requirements, if any are assessed, will be based on Bank's best estimates of its marginal cost for each of these items. Whether such estimates in fact represent the actual cost to Bank for any particular dollar or Eurodollar deposit or any LIBOR Rate Loan will depend upon how Bank actually chooses to fund the LIBOR Rate Loan. By electing an Adjusted LIBOR Rate, Borrower waives any right to object to Bank's means of calculating the Adjusted LIBOR Rate quote accepted by Borrower.

Exhibit 1—PREPAYMENT FEES

    If the principal balance of this note is prepaid in whole or in part, whether by voluntary prepayment, operation of law, acceleration or otherwise, a prepayment fee, in addition to any interest earned, will be immediately payable to the holder of this note.

    The amount of the prepayment fee depends on the following:

  (1)
  The amount by which interest reference rates as defined below have changed between the time the loan is prepaid and either a) the time the loan was made for fixed rate loans, or b) the time the interest rate last changed (repriced) for variable rate loans.

  (2)
  A prepayment fee factor (see "Prepayment Fee Factor Schedule" on reverse).

  (3)
  The amount of principal prepaid.

If the proceeds from a CD or time deposit pledged to secure the loan are used to prepay the loan resulting in payment of an early withdrawal penalty for the CD, a prepayment fee will not also be charged under the loan.

Definition of Prepayment Reference Rate for Variable Rate Loans

    The "Prepayment Reference Rate" used to represent interest rate levels for variable rate loans shall be the index rate used to determine the rate on this loan having maturities equivalent to the remaining period to interest rate change date (repricing) of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of last repricing and a new Initial Prepayment Reference Rate shall be assigned at each subsequent repricing. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time of prepayment.

Definition of Prepayment Reference Rate for Fixed Rate Loans

    The "Prepayment Reference Rate" used to represent interest rate levels on fixed rate loans shall be the bond equivalent yield of the average U.S. Treasury rate having maturities equivalent to the remaining period to maturity of this loan rounded upward to the nearest month. The "Initial Prepayment Reference Rate" shall be the Prepayment Reference Rate at the time the loan was made. The "Final Prepayment Reference Rate" shall be the Prepayment Reference Rate at time of prepayment.

    The Prepayment Reference Rate shall be interpolated from the yields as displayed on Page 119 of the Dow Jones Telerate Service (or such other page or service as may replace that page or service for the purpose of displaying rates comparable to said U.S. Treasury rates) on the day the loan was made (Initial Prepayment Reference Rate) or the day of prepayment (Final Prepayment Reference Rate).

    An Initial Prepayment Reference Rate of  N/A  % has been assigned to this loan to represent interest rate levels at origination.

Calculation of Prepayment Fee

    If the Initial Prepayment Reference Rate is less than or equal to the Final Prepayment Reference Rate, there is no prepayment fee.

    If the Initial Prepayment Reference Rate is greater than the Final Prepayment Reference Rate, the prepayment fee shall be equal to the difference between the Initial and Final Prepayment Reference Rates (expressed as a decimal), multiplied by the appropriate factor from the Prepayment Fee Factor Schedule, multiplied by the principal amount of the loan being prepaid.

Example of Prepayment Fee Calculation

    Variable Rate Loan:  A non-amortizing 6-month LIBOR based loan with principal of $250,000 is fully prepaid with 3 months remaining until next interest rate change date (repricing). An Initial Prepayment Reference Rate of 7.0% was assigned to the loan at last repricing. The Final Prepayment Reference Rate (as determined by the 3-month LIBOR index) is 6.5%. Rates therefore have dropped 0.5% since last repricing and a prepayment fee applies. A prepayment fee factor of 0.31 is determined from Table 3 below and the prepayment fee is computed as follows:

Prepayment Fee = (0.07-0.065) × (0.31) × ($250,000) = $387.50

    Fixed Rate Loan:  An amortizing loan with remaining principal of $250,000 is fully prepaid with 24 months remaining until maturity. An Initial Prepayment Reference Rate of 9.0% was assigned to the loan when the loan was made. The Final Prepayment Reference Rate (as determined by the current 24-month U.S. Treasury rate on Page 119 of Telerate) is 7.5%. Rates therefore have dropped 1.5% since the loan was made and a prepayment fee applies. A prepayment fee factor of 1.3 is determined from Table 1 below and the prepayment fee is computed as follows:

Prepayment Fee = (0.09-0.075) × (1.3) × ($250,000) = $4,875

PREPAYMENT FEE FACTOR SCHEDULE

TABLE I: FULLY AMORTIZING LOANS

	Months Remaining To Maturity/Repricing[1]
Proportion of Remaining Principal Amount Being Prepaid
	0	3	6	9	12	24	36	48	60	84	120	240	360
90-100%	0.21		.36	.52	.67	1.3	1.9	2.5	3.1	4.3	5.9	10.3	13.1
60-89%	0.24		.44	.63	.83	1.6	2.4	3.1	3.9	5.4	7.5	13.2	17.0
30-59%	0.28		.53	.78	1.02	2.0	3.0	4.0	5.0	7.0	9.9	18.5	24,4
0-29%	0.31		.63	.92	1.22	2.4	3.7	5.0	6.3	9.0	13.4	28.3	41.8

TABLE II: PARTIALLY AMORTIZING (BALLOON) LOANS

	Months Remaining To Maturity/Repricing[1]
Proportion of Remaining Principal Amount Being Prepaid
	0	3	6	9	12	24	36	48	60	84	120	240	360
90-100%	0.26		.49	.71	.94	1.8	2.7	3.4	4.2	5.6	7.4	11.6	14.0
60-89%	0.30		.59	.86	1.15	2.2	3.3	4.3	5.3	7.1	9.4	15.0	18.1
30-59%	0.31		.63	.95	1.27	2.6	3.9	5.3	6.6	9.1	12.6	21.2	26.2
0-29%	0.31		.63	.95	1.27	2.6	4.0	5.4	7.0	10.2	15.7	33.4	46.0

TABLE III: NONAMORTIZING (INTEREST ONLY) LOANS

	Months Remaining To Maturity/Repricing[1]
Proportion of Remaining Principal Amount Being Prepaid
	0	3	6	9	12	24	36	48	60	84	120	240	360
0-100%	0.31		.61	.91	1.21	2.3	3.4	4.4	5.3	6.9	8.9	13.0	14.8

1
For the remaining period to maturity/repricing between any two maturities/repricings shown in the above schedules, interpolate between the corresponding factors to the closest month.

    The holder of this note is not required to actually reinvest the prepaid principal in any U.S. Government Treasury Obligations, or otherwise prove its actual loss, as a condition to receiving a prepayment fee as calculated above.

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AMENDED TERM NOTE
TERM NOTE USANA HEALTH SCIENCES, INC.
Exhibit A INTEREST PROVISIONS Article 1: Definitions
Article 2: Interest Rate Options
Exhibit 1—PREPAYMENT FEES
Definition of Prepayment Reference Rate for Variable Rate Loans
Definition of Prepayment Reference Rate for Fixed Rate Loans
Calculation of Prepayment Fee
Example of Prepayment Fee Calculation
PREPAYMENT FEE FACTOR SCHEDULE